Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 2 to Registration Statement (File No. 333-282540) on Form S-1 of our report dated March 28, 2025 with respect to the audited consolidated financial statements of SBC Medical Group Holdings Incorporated for the years ended December 31, 2024 and 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Tokyo, Japan
July 22, 2025